     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 18, 2001


                                                      REGISTRATION NO. 333-61898
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------


                                AMENDMENT NO. 2

                                       TO

                                    FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------

                            KERR-MCGEE HOLDCO, INC.
             (Exact Name of Registrant as Specified in Its Charter)

             DELAWARE                               1311                              73-1612389
   (State or Other Jurisdiction         (Primary Standard Industrial               (I.R.S. Employer
 of Incorporation or Organization)       Classification Code Number)            Identification Number)

                           123 ROBERT S. KERR AVENUE
                         OKLAHOMA CITY, OKLAHOMA 73102
                                 (405) 270-1313
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

                            GREGORY F. PILCHER, ESQ.
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                           123 ROBERT S. KERR AVENUE
                         OKLAHOMA CITY, OKLAHOMA 73102
                                 (405) 270-1313
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent For Service)

                             ---------------------

                                   Copies to:

                PETER J. GORDON, ESQ.                                RONALD R. LEVINE II, ESQ.
               BRIAN M. STADLER, ESQ.                                DAVIS GRAHAM & STUBBS LLP
             SIMPSON THACHER & BARTLETT                                  1550 17TH STREET
                425 LEXINGTON AVENUE                                         SUITE 500
              NEW YORK, NEW YORK 10017                                DENVER, COLORADO 80202

                             ---------------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as possible after this registration statement is declared effective.
                             ---------------------

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                        CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
                                                        PROPOSED MAXIMUM      PROPOSED MAXIMUM
    TITLE OF EACH CLASS OF          AMOUNT TO BE         OFFERING PRICE      AGGREGATE OFFERING        AMOUNT OF
 SECURITIES TO BE REGISTERED       REGISTERED(1)          PER UNIT(2)             PRICE(2)        REGISTRATION FEE(2)
----------------------------------------------------------------------------------------------------------------------
Common Stock, $1.00 per
  share.......................    5,567,104 shares           $64.75             $383,315,597            $95,829
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------

(1) The number of shares of the registrant being registered is based upon an estimate of (x) the maximum number of shares of common stock, par value $0.01 per share, of HS Resources, Inc. ("HS Resources Common Stock") expected to be converted into shares of common stock of the registrant pursuant to the merger of HS Resources, Inc. with a wholly owned subsidiary of the registrant (5,919,932) multiplied by (y) the exchange ratio of .9404 shares of common stock, par value $1.00 per share, of the registrant for each share of HS Resources Common Stock.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f) of the Securities Act. The aggregate offering price is the product of (A) the average of the high and low prices of HS Resources as reported on the New York Stock Exchange Composite Transaction Tape on May 25, 2001 ($64.75) and (B) the maximum number of shares of HS Resources, Inc. Common Stock expected to be converted into shares of common stock of the registrant pursuant to the merger (5,919,932). The registration fee is calculated by multiplying the estimated aggregate offering of securities to be registered by .000250. The registration fee was paid with the previous filing of the Registration Statement.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
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

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Except to the extent indicated below, there is no charter provision, by-law, contract, arrangement or statute under which any director or officer of Kerr-McGee Holdco, Inc. (the "New Holding Company") is insured or indemnified in any manner against any liability which he or she may incur in his or her capacity as such.

     Article Seventh of the certificate of incorporation of the New Holding Company (as the same will be amended and restated upon consummation of the merger, the "Charter") contains a provision, permitted by Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), limiting the personal monetary liability of directors for breach of fiduciary duty as a director. The DGCL and the certificate of incorporation of the combined company provide that such provision does not eliminate or limit liability (i) for any breach of the director's duty of loyalty to the New Holding Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper benefit.

     Section 145 of the DGCL permits indemnification against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with actions, suits or proceedings in which an officer, director, employee or agent is a party by reason of the fact that he is or was such a director, officer, employee or agent, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. However, in connection with actions by or in the right of the corporation, such indemnification is not permitted if such person has been adjudged liable to the corporation unless the court determines that, under all of the circumstances, such person is nonetheless fairly and reasonably entitled to indemnity for such expenses as the court deems proper. Article Seventh of the Charter provides that the New Holding Company shall indemnify such persons to the fullest extent permitted by the DGCL.

     Section 145 also permits a corporation to purchase and maintain insurance on behalf of its directors and officers against any liability which may be asserted against, or incurred by, such persons in their capacities as directors or officers of the corporation whether or not the New Holding Company would have the power to indemnify such persons against such liabilities under the provisions of such sections. The New Holding Company will have such insurance.

     Section 145 further provides that the statutory provision is not exclusive of any other right to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or independent directors, or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

     Article XXII of the by-laws of the New Holding Company contains provisions regarding indemnification which parallel those described above.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) The following Exhibits are filed herewith unless otherwise indicated:


        EXHIBIT
          NO.                                    DESCRIPTION
        -------                                  -----------

          2.1*           -- Agreement and Plan of Merger, dated as of May 13, 2001, among Kerr-McGee Corporation, HS Resources, Inc.,
                            Kerr-McGee Holdco, Inc. (formerly known as King Holdco,
                            Inc.), Kerr-McGee Merger Sub, Inc. (formerly known as
                            King Merger Sub, Inc.), and HS Resources Merger Sub, Inc.
                            (formerly known as Hawk Merger Sub, Inc.) (attached as
                            Annex A to the proxy statement-prospectus contained in
                            this Registration Statement).

          4.1            -- Form of Amended and Restated Certificate of Incorporation
                            of Kerr-McGee Holdco, Inc.

          4.2            -- Form of Amended and Restated By-Laws of Kerr-McGee
                            Holdco, Inc.

          5.1            -- Opinion of Simpson Thacher & Bartlett regarding the
                            legality of the shares of Kerr-McGee Holdco common stock
                            to be registered under this Registration Statement.

         23.1            -- Consent of Arthur Andersen LLP.

         23.2            -- Consent of Arthur Andersen LLP.

         23.3            -- Consent of PricewaterhouseCoopers LLP.

         23.4            -- Consent of Simpson Thacher & Bartlett (included in the
                            opinion filed as Exhibit 5.1 to this Registration
                            Statement).

         23.5*           -- Consent of Lehman Brothers Inc.

         24.1*           -- Powers of Attorney of the directors of Kerr-McGee Holdco,
                            Inc.

         99.1            -- Form of Proxy for holders of HS Resources, Inc.

         99.2**          -- Consents of the directors of Kerr-McGee Corporation to be named as a director of Kerr-McGee Holdco, Inc.


---------------

 * Previously filed.

** To be filed by amendment.

     (b) Financial Data Schedule.

          Schedules are omitted because they either are not required or are not applicable or because equivalent information has been included in the financial statements, the notes thereto or elsewhere herein.

ITEM 22. UNDERTAKINGS

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

             (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement, or the most recent post-effective amendment thereof, which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

             (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
     1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (5) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

          (6) That every prospectus (i) that is filed pursuant to paragraph (2) immediately preceding, or (ii) that purports to meet the requirements of
     Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (7) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of any such request, and to send the incorporated documents by first class mail or other equally prompt means, including information contained in documents filed after the effective date of this registration statement through the date of responding to such request.

          (8) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective.

     Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 20 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. If a claim of indemnification against such liabilities, other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in a successful defense of any action, suit or proceeding, is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     Pursuant to the requirements of the Securities Act of 1933, as amended, Kerr-McGee Holdco, Inc. has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in Oklahoma City, Oklahoma, on June 18, 2001.


                                            KERR-MCGEE HOLDCO, INC.

                                            By:                 *
                                              ----------------------------------
                                                Name: Luke R. Corbett
                                                Title:  Chairman of the Board
                                                        and Chief Executive
                                                        Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment has been signed by the following persons in the capacities and on the dates indicated.


                      SIGNATURE                                       TITLE                    DATE
                      ---------                                       -----                    ----

                          *                              Director, Chairman of the Board   June 18, 2001
-----------------------------------------------------      and Chief Executive Officer
                   Luke R. Corbett                         (Principal Executive Officer)

                          *                              Director, Senior Vice President   June 18, 2001
-----------------------------------------------------      and Chief Financial Officer
                 Robert M. Wohleber

               /s/ GREGORY F. PILCHER                    Director, Senior Vice President,  June 18, 2001
-----------------------------------------------------      General Counsel and Secretary
                 Gregory F. Pilcher


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* Gregory F. Pilcher hereby signs this registration statement on behalf of each of the indicated persons for whom he is attorney-in-fact on June 18, 2001 pursuant to a power of attorney previously filed.

                               INDEX TO EXHIBITS


        EXHIBIT
          NO.                                    DESCRIPTION
        -------                                  -----------

          2.1*           -- Agreement and Plan of Merger, dated as of May 13, 2001, among Kerr-McGee Corporation, HS Resources, Inc.,
                            Kerr-McGee Holdco, Inc. (formerly known as King Holdco,
                            Inc.), Kerr-McGee Merger Sub, Inc. (formerly known as
                            King Merger Sub, Inc.), and HS Resources Merger Sub, Inc.
                            (formerly known as Hawk Merger Sub, Inc.) (attached as
                            Annex A to the proxy statement-prospectus contained in
                            this Registration Statement).

          4.1            -- Form of Amended and Restated Certificate of Incorporation
                            of Kerr-McGee Holdco, Inc.

          4.2            -- Form of Amended and Restated By-Laws of Kerr-McGee
                            Holdco, Inc.

          5.1            -- Opinion of Simpson Thacher & Bartlett regarding the
                            legality of the shares of Kerr-McGee Holdco Common Stock
                            to be registered under this Registration Statement.

         23.1            -- Consent of Arthur Andersen LLP.

         23.2            -- Consent of Arthur Andersen LLP.

         23.3            -- Consent of PricewaterhouseCoopers LLP.

         23.4            -- Consent of Simpson Thacher & Bartlett (included in the
                            opinion filed as Exhibit 5.1 to this Registration
                            Statement).

         23.5*           -- Consent of Lehman Brothers Inc.

         24.1*           -- Powers of Attorney of the directors of Kerr-McGee Holdco,
                            Inc.

         99.1            -- Form of Proxy for holders of HS Resources, Inc.

         99.2**          -- Consents of the directors of Kerr-McGee Corporation to be named as a director of Kerr-McGee Holdco, Inc.


---------------

 * Previously filed.

** To be filed by amendment.